As filed with the Securities and Exchange Commission on September 29, 1997
                                                       Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             VALLEY NATIONAL BANCORP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      NEW JERSEY                                           22-2477875
--------------------------------------------------------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          (Identification No.)

                                1455 VALLEY ROAD
                             WAYNE, NEW JERSEY 07470
--------------------------------------------------------------------------------
    (Address, including zip code of registrant's principal executive offices)

                              VALLEY NATIONAL BANK
                           SAVINGS AND INVESTMENT PLAN
                           ---------------------------
                            (Full title of the Plan)

        GERALD H. LIPKIN, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             VALLEY NATIONAL BANCORP
                                1455 VALLEY ROAD
                             WAYNE, NEW JERSEY 07470
                                 (201) 305-8800
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 with a copy to:
                              RONALD H. JANIS, ESQ.
                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                          MORRISTOWN, NEW JERSEY 07962
                                 (201) 966-8263

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
  Title of securities        Amount to be         Proposed maximum        Proposed maximum           Amount of
   to be registered          registered(1)         offering price        aggregate offering      registration fee
                                                      per share                price
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Interests in the                  (1)                    N/A                    N/A                     N/A
Valley National Bank
Savings & Investment
Plan
------------------------ ---------------------- ---------------------- ----------------------- ----------------------



--------
                         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information
         ----------------

         Not filed with this Registration Statement.

ITEM 2   Registrant Information and Employee Plan Annual Information
         ------------------------------------------------------------

         Not filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   Documents Incorporated By Reference
         -----------------------------------

      The following documents filed by Valley National Bancorp (the "Company") or the Valley National Bank Savings and Investment Plan (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Company's 1996 Annual Report on Form 10-K for the year ended December 31, 1996; and

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

    3. The Company's current Reports on Form 8-K filed with the Commission on February 28, 1997 and April 2, 1997.

    4. The Plan's Annual Report on Form 11-K for the 9 month period ended December 31, 1996.

         In addition, all documents filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities
         -------------------------

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel
         --------------------------------------

         The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report dated January 22, 1997, with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

ITEM 6   Indemnification of Directors and Officers
         -----------------------------------------

         INDEMNIFICATION. Article VI of the certificate of incorporation of the Company provides that the corporation shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expenses, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding to the full extent permitted by the New Jersey Business Corporation Act. The Article also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any liability whether or not the corporation would have the power to indemnify him under the provisions of Article VI.

                  The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

                  With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

                  The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors;
(ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

                  A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

         LIMITATION   ON   LIABILITY.   Article  VII  of  the   certificate   of
incorporation of the Company provides:

                     A  director  or  officer  of the  Corporation  shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission
            (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

                     Any repeal or  modification  of the foregoing  paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by the Company in 1987.

ITEM 7   Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

ITEM 8   Exhibits
         --------

 5    Opinion of Pitney, Hardin, Kipp & Szuch.

23(a) Consent of KPMG Peat Marwick LLP.

23(b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5).

99    Valley National Bank Savings and Investment Plan Summary Plan Description.

           Undertaking number 2 of Item 9 below is hereby incorporated by reference in this Item 8.

ITEM 9   Undertakings
         ------------

  1.    The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the Plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes to submit the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under section 401 of the internal Revenue Code of 1986, as amended to date.

    3. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, State of New Jersey, on September 16, 1997.

                                            VALLEY NATIONAL BANCORP

                                        By: GERALD H. LIPKIN
                                           _____________________________________
                                           Gerald H. Lipkin, Chairman, President
                                             and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                             Date

GERALD H. LIPKIN
--------------------------------                     Chairman, President, Chief            September 16, 1997
Gerald H. Lipkin                                   Executive Officer and Director
                                                   (Principal Executive Officer)
PETER SOUTHWAY
--------------------------------                           Vice Chairman                   September 16, 1997
Peter Southway                                              and Director

ALAN D. ESKOW
--------------------------------                      Corporate Secretary and              September --, 1997
Alan D. Eskow                                          Senior Vice President
                                                   (Principal Accounting Officer)
ANDREW B. ABRAMSON
--------------------------------                              Director                     September 16, 1997
Andrew B. Abramson

PAMELA BRONANDER
--------------------------------                              Director                     September 16, 1997
Pamela Bronander

JOSEPH COCCIA, JR.                                            Director                     September 16, 1997
--------------------------------
Joseph Coccia, Jr.

AUSTIN C. DRUKKER                                             Director                     September 16, 1997
--------------------------------
Austin C. Drukker

WILLARD L. HEDDEN                                            Director                      September 16, 1997
--------------------------------
Willard L. Hedden

GRAHAM O. JONES                                               Director                     September 16, 1997
--------------------------------
Graham O. Jones

WALTER H. JONES, III                                          Director                     September 16, 1997
--------------------------------
Walter H. Jones, III




GERALD KORDE                                                  Director                     September 16, 1997
--------------------------------
Gerald Korde

JOLEEN J. MARTIN                                              Director                     September 16, 1997
--------------------------------
Joleen J. Martin

ROBERT E. MCENTEE                                             Director                     September 16, 1997
--------------------------------
Robert E. McEntee

WILLIAM MCNEAR                                                Director                     September 16, 1997
--------------------------------
William McNear

SAM P. PINYUH                                                 Director                     September 16, 1997
--------------------------------
Sam P. Pinyuh

ROBERT RACHESKY                                               Director                     September 16, 1997
--------------------------------
Robert Rachesky

BARNETT RUKIN                                                 Director                     September 16, 1997
--------------------------------
Barnett Rukin

RICHARD F. TICE                                               Director                     September 16, 1997
--------------------------------
Richard F. Tice

LEONARD VORCHEIMER                                            Director                     September 16, 1997
--------------------------------
Leonard Vorcheimer

JOSEPH L. VOZZA                                               Director                     September 16, 1997
--------------------------------
Joseph L. Vozza


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Plan administrators have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Township of Wayne State of New Jersey, September 23, 1997.


                VALLEY NATIONAL BANK SAVINGS AND INVESTMENT PLAN


                                                By:  BILL HIGLEY
                                                     ---------------------------
                                                     Plan Administrator

                                INDEX TO EXHIBITS


Exhibit No.          Description
-----------          ------------

Exhibit 5      Opinion of Pitney, Hardin, Kipp & Szuch.

Exhibit 23(a)  Consent of KPMG Peat Marwick LLP.

Exhibit 23(b)  Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5).

Exhibit 99 Valley National Bank Savings and Investment Plan Summary Plan Description.